THIRD AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT

     This Third Amendment to Agreement of Sale and Escrow Agreement (the "Amendment") is made and entered into as of the 9th day of September, 1997, among Continental Realty Advisors, Ltd., a Colorado corporation and Signet Partners, a Colorado corporation (together, "Purchaser"), Chandler Investors, an Illinois limited partnership ("Seller"), and Near North National Title Corporation ("Escrow Agent").

                                  WITNESSETH

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale entered into as of May 22, 1997 (as heretofore amended, the "Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the "Property" (as defined in the Agreement);

     WHEREAS, Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement entered into as of May 22, 1997 (as heretofore amended, the "Escrow Agreement");

     WHEREAS, the Agreement and the Escrow Agreement have previously been amended by instruments dated and entered into as of June 4, 1997 and August 20, 1997;

     WHEREAS, Seller and Purchaser now desire to further amend the Agreement and the Escrow Agreement pursuant to the terms and provision set forth herein.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent hereby agree as follows:

     1. All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Agreement or the Escrow Agreement.

     2. Immediately following paragraph 7.1 of the Agreement, there shall be added an additional paragraph numbered paragraph 7.1A, which shall state as follows:

     "7.1A Purchaser shall have the right, at Purchaser's discretion, to terminate this Agreement if it shall not have obtained a written loan commitment or commitments in amounts and on terms and conditions acceptable to Purchaser prior to 5:00 P.M. Chicago time, October 20, 1997. If Purchaser is able to obtain satisfactory loan commitments it shall give Seller and Escrow Agent written notice that Purchaser has elected not to exercise its termination rights hereunder. If such written notice is not received by Seller pursuant to this Paragraph 7.1A prior to 5:00 P.M. Chicago time, October 20, 1997, then Purchaser shall be deemed to have elected to terminate this Agreement, in which case the Earnest Money deposited by Purchaser shall be immediately paid to
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     Purchaser, together with any interest earned thereon, and neither
     Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property as more fully set forth in Paragraph 7.1.

     3. Lines 8 through 10 of paragraph 7.5 of the Agreement are hereby deleted in their entirety and the following is hereby inserted in lieu thereof:

     "purchasing the Property subject to the Condemnation Action, and Seller acknowledges that Purchaser shall be entitled to all proceeds of any award, settlement or payment with respect to the Condemnation Action if the Closing (defined below) should occur. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.5 shall survive the Closing and the delivery of the Deed and termination of this Agreement."

     4. The first two (2) lines of paragraph 8 of the Agreement as previously amended are hereby deleted in their entirety and the following is hereby inserted in lieu thereof:

     "8. CLOSING. The closing of this transaction (the "Closing") shall be on November 19, 1997 (the "Closing Date"), at the offices of Title Insurer, Chandler,".

     5. Paragraph 2 of the Escrow Agreement as previously amended is hereby deleted in its entirety and replaced with the following:

     2. Unless Escrow Agent has received written notice from Purchaser that Purchaser has elected not it exercise its termination rights pursuant to paragraph 7.1 of the Agreement (the "Paragraph 7.1 Acceptance Notice") on October 1, 1997, and unless Escrow Agent has received written notice from Purchaser that Purchaser has elected not to exercise its termination rights pursuant to paragraph 7.1A of the Agreement (the "Paragraph 7.1A Acceptance Notice") on October 20, 1997, then the Escrow Agent shall promptly deliver to Purchaser the Earnest Money, together with all interest earnest thereon, and this Escrow Agreement shall be null and void.

     6. Lines 1 and 2 of Paragraph 3 of the Escrow Agreement as previously amended are hereby deleted in their entirety and the following is hereby inserted in lieu thereof:

     "3. Provided that Escrow Agent has received both the Paragraph 7.1 Acceptance Notice and the Paragraph 7.1A Acceptance Notice pursuant to paragraph 2 above, on November 19, 1997, or at such other date as Seller and Purchaser may,"

     7. Except as amended herein, the terms and conditions of the Agreement and the Escrow Agreement shall continue in full force and effect and are hereby ratified in their entirety.

     8. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
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     9.  The parties hereto agree and acknowledge that a facsimile copy of any party's signature on this Amendment shall be enforceable against such party as an original. The parties hereto further agree that this Amendment shall be enforceable by and between the Purchaser and Seller prior to the execution of this Agreement by Escrow Agent.

     Executed as of the date first written above.

                    PURCHASER:

                    Continental Realty Advisors, Ltd., a Colorado corporation

                    By:  /s/  David W. Snyder
                          ----------------------------------------------
                    Name:  David W. Snyder
                    Its:   Chairman

                    Signet Partners, a Colorado corporation

                    By: /s/ Steven Weiner
                          -------------------------------
                    Name:  Steven Weiner
                    Its:   Exec. Vice President

                    SELLER:

                    CHANDLER INVESTORS, an Illinois limited partnership

                    By:  BALCOR PARTNERS-XV, an Illinois partnership
                            Its general partner

                    By:  RGF-BALCOR ASSOCIATES-II, an Illinois general
                            partnership, a general partner

                    By:  THE BALCOR COMPANY, a Delaware corporation,
                       a general partner

                    By:  /s/ Michael J. Becker
                           --------------------------------
                    Name:  Michael J. Becker
                    Its:   Managing Director

                    ESCROW AGENT:

                    NEAR NORTH NATIONAL TITLE CORPORATION

                    By:
                            -----------------------------
                    Name:
                    Its:
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